Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135583, 333-114932, 333-62188, 333-34095, 333-81453, 333-169489 and 333-169490) of RF Industries, Ltd. of our report dated January 12, 2011 relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of RF Industries, Ltd. for the year ended October 31, 2010.

/s/ J.H. COHN LLP

San Diego, California
January 12, 2011